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                                                                      Exhibit 11
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

STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
-----------------------------------------------

                                                    Fiscal Three Months Ended
                                                ----------------------------------
                                                June 27, 1997        June 28, 1996
                                                -------------        -------------


PRIMARY
-------

Average shares outstanding                          9,040,000          8,977,000

Net effect of dilutive stock
options - based on the treasury
stock method using average
market price                                          148,000            158,000
                                                   ----------         ----------

          TOTAL                                     9,188,000          9,135,000
                                                   ==========         ==========

Net income                                         $5,621,000         $6,458,000
                                                   ==========         ==========

Net income per share                               $     0.61         $     0.71
                                                   ==========         ==========


FULLY DILUTED
-------------

Average shares outstanding                          9,040,000          8,977,000

Net effect of dilutive stock
options - based on the treasury
stock method using greater of
average or period - end market
price                                                 158,000            158,000
                                                   ----------         ----------

          TOTAL                                     9,198,000          9,135,000
                                                   ==========         ==========

Net income                                         $5,621,000         $6,458,000
                                                   ==========         ==========

Net income per share                               $     0.61         $     0.71
                                                   ==========         ==========

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